Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of VTEX of our report dated February 27, 2024 relating to the financial statements, which appears in VTEX’s Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

Rio de Janeiro, Brazil

May 7, 2024